BACTERIN ANNOUNCES APPOINTMENT OF CANADIAN DISTRIBUTOR

BELGRADE, MT, December 18, 2013 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft materials and coatings for medical applications, today announced the appointment of OsTek Orthopaedics Inc. as a distributor of Bacterin’s proprietary biologic products in Canada.

Daniel Goldberger, Bacterin’s CEO, commented “We are pleased to have established this distribution agreement with OsTek.  Ms. Woodside and her group of representatives are well respected in the Canadian market, and she contributes vast knowledge and experience as a biologics distributor. This relationship represents a significant opportunity for our products and will allow us to enter the Canadian market, expanding our business throughout North America. We anticipate that Bacterin products will be well received from coast to coast in Canadian markets based on OsTek’s distribution strengths and strong network of customers and surgeon relationships. Bacterin’s Biologic portfolio will complement OsTek’s existing orthopaedic business.”

Christina Woodside, founder and President of OsTek Orthopaedics, speaks positively of the venture. "We are more than impressed with Bacterin’s products and their professional approach to their relationship with the medical community. We are excited about Bacterin’s extensive product line and breadth of application in the Canadian Healthcare market. With the help and guidance of Bacterin’s knowledgeable marketing team, we have been successful in creating and training a sales team with coverage from coast to coast. Product introduction to Canadian surgeons has already begun.”

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

About OsTek Orthopaedics

OsTek Othopaedics Inc. was founded in 2004 as the Canadian national distributor for MicroAire Surgical Power Instruments and has expanded into additional product offerings, including Bacterin Biologics. The company is owned and operated by Christina Woodside, who brings 22 years of hands-on Orthopaedic Industry experience, as the Canadian GM of Synthes Canada, and Smith & Nephew (Surgical) Inc, and works with numerous representatives throughout all Canadian provinces. OsTek operates a business model based on the need for fast turnaround of deliveries and response to individual customer needs.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; the Company’s ability to remain listed on the NYSE MKT exchange; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.